                                                                    Exhibit 4.38

                LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. 2
                          (Steelcase Trust No. 2000-1)

         LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. 2 (Steelcase Trust No. 2000-1) dated as of August 23, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease Supplement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1 (together with its successors and assigns permitted hereunder, the "Lessor"), and Steelcase Inc., a Michigan corporation (together with its successors and assigns permitted under the Lease referred to below, the "Lessee");

                              W I T N E S S E T H:

         Lessor and Lessee have heretofore entered into that certain Master Aircraft Lease Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Lease"), a counterpart of which was recorded by the FAA on July 17, 2000 and assigned conveyance number H099653. The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of confirming the acceptance and lease of the Aircraft under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in or by reference in, the Lease. For purposes of this Lease Supplement, "Aircraft" shall refer to the Aircraft identified on Schedule 1 attached hereto.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Lessee hereby acknowledges and confirms Section 5 of the Lease, with respect to the Aircraft.

         2. Lessor hereby confirms delivery and lease to Lessee, and Lessee hereby confirms acceptance and lease from Lessor, under the Lease as hereby supplemented, the Aircraft.

         3. Lessee hereby represents and warrants that to the best of its knowledge no Event of Loss has occurred with respect to the Aircraft set forth on Schedule 1 hereto as of the date hereof.

         4. The Equipment Cost of the Aircraft leased hereunder is set forth in Schedule 1 herein.

         5. The Base Term Commencement Date for the Aircraft is August 23, 2000. The Base Term Expiration Date for the Aircraft is May 26, 2003. The Fixed Basic Rent for the Aircraft is set forth in Schedule 2 attached hereto.

         6. The Sale Recourse Amount, for the Aircraft subject to this Lease Supplement is an amount equal to the Equipment Cost for such Aircraft multiplied by 78.39% on the Base Term Expiration Date; 77.17%, on last day of the first Renewal Term, if any; and 75.35% on the last day of the second Renewal Term, if any.

         7. The Delivery Date for the Aircraft subject to this Lease Supplement is the date hereof.

         8. All of the terms and provisions of the Lease are hereby incorporated by reference into this Lease Supplement and Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor or such other Person, as appropriate, as provided for in the Lease.

         9. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Master Aircraft Lease Agreement, dated as of May 26, 2000", the "Lease Agreement, dated as of May 26, 2000," or the "Lease, dated as of May 26, 2000," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         10. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease (a) are hereby incorporated herein by reference as though restated in their entirety and (b) shall be and remain in full force and effect.

         11. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         12. This Lease Supplement shall in all respects, including without limitation all matters of construction, validity and performance, be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles of such state (except Title 14 of Article 5 of the New York General Obligations Laws).

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 2 to be duly executed and delivered by their respective officers as of the day and year first above written.

                                       LESSOR:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity except as expressly provided
                                       herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:   /s/ Val T. Orton
                                           -------------------------------------
                                       Name:         Val T. Orton
                                       Title:        Vice President

                                       LESSEE:

                                       STEELCASE INC.,

                                       By:    /s/ Gary P. Malburg
                                           -------------------------------------
                                       Name:  Gary P. Malburg
                                       Title: VP - Finance and Treasurer

         *Receipt of the original counterpart of the foregoing Lease Supplement is hereby acknowledged on this 23rd day of August, 2000.

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as Administrative Agent

                                       By:   /s/ Val T. Orton
                                           -------------------------------------
                                       Name:         Val T. Orton
                                       Title:        Trust Officer

----------------
* This acknowledgment is executed in the original counterpart only.

                                                                   Schedule 1 to
                                                          Lease Supplement No. 2
                                                    (Steelcase Trust No. 2000-1)

                   Description of the Aircraft/Equipment Cost

One Dassault Aviation Falcon 900EX aircraft bearing manufacturer's serial number 66 and U.S. Registration No. N377SC with three (3) AlliedSignal Model TFE 731-60 engines installed thereon, bearing manufacturer's serial numbers P112311, P112312 and P112313, respectively, and all logs, manuals and data, and inspection, maintenance, modification and overhaul records as are required to be maintained with respect to such Aircraft pursuant to Section 8 of the Lease.

Equipment Cost:  $32,308,650.00

                                                                   Schedule 2 to
                                                          Lease Supplement No. 2
                                                    (Steelcase Trust No. 2000-1)

                            Fixed Basic Rent Schedule

                                              Lease
Rent Number           Principal              Balance
-----------           ---------             ----------
     1                       0              32,308,650
     2                  58,046              32,250,604
     3                  58,046              32,192,557
     4                  58,046              32,134,511
     5                  58,046              32,076,464
     6                  58,046              32,018,418
     7                  58,046              31,960,371
     8                  58,046              31,902,325
     9                  58,046              31,844,278
    10                  58,046              31,786,232
    11                  58,046              31,728,185
    12                  58,046              31,670,139
    13                  58,046              31,612,092
    14                  58,046              31,554,046
    15                  58,046              31,495,999
    16                  58,046              31,437,953
    17                  58,046              31,379,906
    18                  58,046              31,321,860
    19                  58,046              31,263,813
    20                  58,046              31,205,767
    21                  58,046              31,147,720
    22                  58,046              31,089,674
    23                  58,046              31,031,627
    24                  58,046              30,973,581
    25                  58,046              30,915,534
    26                  58,046              30,857,488
    27                  58,046              30,799,441
    28                  58,046              30,741,395
    29                  58,046              30,683,348
    30                  58,046              30,625,302
    31                  58,046              30,567,255
    32                  58,046              30,509,209
    33                  58,046              30,451,162
    34                  58,046              30,393,116
    35                  58,046              30,335,069
    36                  58,046              30,277,023
    37                  58,046              30,218,976

                                  Schedule II-1

                                              Lease
Rent Number           Principal              Balance
-----------           ---------             ----------
    38                  58,046              30,160,930
    39                  58,046              30,102,883
    40                  58,046              30,044,837
    41                  58,046              29,986,790
    42                  58,046              29,928,744
    43                  58,046              29,870,697
    44                  58,046              29,812,651
    45                  58,046              29,754,604
    46                  58,046              29,696,558
    47                  58,046              29,638,511
    48                  58,046              29,580,465
    49                  58,046              29,522,418
    50                  58,046              29,464,372
    51                  58,046              29,406,325
    52                  58,046              29,348,279
    53                  58,046              29,290,232
    54                  58,046              29,232,186
    55                  58,046              29,174,140
    56                  58,046              29,116,093
    57                  58,046              29,058,047
    58              29,058,047                       0

                                  Schedule II-2